SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – September 28, 2006

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24341	54-18652710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300 Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

(610) 660-7817

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 28, 2006, the board of directors of Central European Distribution Corporation (the “Company”) approved an increase in the annual fee for serving as a member of the board of directors from $6,000 per year to $10,000 per year, effective October 1, 2006. The complete compensation package for members of the board of directors is now as follows:

•	Each director is entitled to receive an annual fee of $10,000 for serving as a member of board of directors. The chairmen of the audit committee and the compensation committee are each entitled to receive an additional annual fee of $4,000. The chairman of the nominating committee is not entitled to receive any additional fee. In addition to the director fee, the chairman of the board of directors is entitled to receive an annual fee of $12,000.

•	Pursuant to the Company’s 1997 Stock Incentive Plan (the “Option Plan”), a director on the date of his or her initial election to the board of directors is granted an option to purchase 11,812 shares of common stock. Thereafter, the director is granted an option to purchase 5,062 shares of common stock annually. In addition, the chairmen of the audit committee and the compensation committee each receives an annual grant of an option to purchase 10,125 shares of common stock under the Option Plan, while the chairman of the nominating committee does not receive any additional option grant. In addition, the members of the compensation committee each receive an annual grant of an option to purchase 1,687 shares of common stock under the Option Plan, and the members of the audit committee each receive an annual grant of an option to purchase 4,500 shares of common stock under the Option Plan. The members of the nominating committee do not receive any additional option grants. In addition to the options granted to directors, the chairman of the board of directors receives an additional annual grant of an option to purchase 15,187 shares of common stock under the Option Plan.

•	The Company reimburses directors for out-of-pocket travel expenditures relating to their service on the board of directors.

Item 7.01. Regulation FD Disclosure.

On September 28 and 29, 2006, Central European Distribution Corporation will make presentations to its shareholders in Chicago, Illinois, on October 2, 2006, Central European Distribution Corporation will make a presentation to its shareholders in Boston, Massachusetts, and on October 3 and 4, 2006, Central European Distribution Corporation will make presentations to its shareholders in New York, New York. A copy of the presentation materials is furnished as Exhibit 99.1 hereto and incorporated by reference herein. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	PowerPoint slides.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ James Archbold
James Archbold
Vice President, Secretary and Director of Investor Relations

Date: September 28, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	PowerPoint slides.